EXHIBIT 15.1

[Letterhead of Maples and Calder]

Our ref         SSY/628018-000001/8090159v1
Direct tel      +852 3690 7498
Email             sophie.yu@maplesandcalder.com

CNinsure Inc.
22/F, Yinhai Building
No. 299 Yanjiang Zhong Road
Guangzhou, Guangdong 510110
People’s Republic of China

23 April, 2015

Dear Sirs

Re: CNinsure Inc. (the “Company”)

We consent to the reference to our firm under the headings “Cayman Islands Taxation” and “Corporate Governance” in the Company’s Annual Report on Form 20-F for the year ended December 31, 2014, which will be filed with the Securities and Exchange Commission in the month of April 2015.

Yours faithfully /S/ Maples and Calder
Maples and Calder